Exhibit 4.1

THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT UNDER SUCH ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO CLEAR SKIES SOLAR, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

CLEAR SKIES SOLAR, INC.

WARRANT TO PURCHASE SHARES OF COMMON STOCK

1.

Issuance. In consideration of good and valuable consideration as set forth in the Purchase Agreement (defined below), including without limitation the Purchase Price (as defined in the Purchase Agreement), the receipt and sufficiency of which is hereby acknowledged by Clear Skies Solar, Inc., a Delaware corporation (the “Company”), St. George Investments, LLC, an Illinois limited liability company, its successors or registered assigns (the “Holder”), is hereby granted the right to purchase at any time on or after the Issue Date (as defined below) until the date which is the last calendar day of the month in which the third anniversary of the Issue Date occurs (the “Expiration Date”), a number of fully paid and nonassessable shares (the “Warrant Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), equal to $600,000.00 divided by 70% of the average of the three (3) lowest closing bid prices of the Common Stock reported by Bloomberg (defined below) during the twenty (20) Trading Days (defined below) immediately preceding the Issue Date, as such number may be modified according to the terms hereof. This Warrant to Purchase Shares of Common Stock (this “Warrant”) is being issued pursuant to the terms of that certain Securities Purchase Agreement of even date herewith (the “Purchase Agreement”), to which the Company and the Holder (or the Holder’s predecessor in interest) are parties.

Unless otherwise indicated herein, capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

This Warrant was originally issued to the Holder or the Holder’s predecessor in interest on March 31, 2011 (the “Issue Date”).

2.

Exercise of Warrant.

2.1

General.

(a) This Warrant is exercisable in whole or in part at any time and from time to time commencing on the Issue Date and ending on the Expiration Date. Such exercise shall be effectuated by submitting to the Company (either by delivery to the Company or by email or facsimile transmission) a completed and duly executed Notice of Exercise (substantially in the form attached to this Warrant as Exhibit A). The date such Notice of Exercise is either faxed, emailed or delivered to the Company shall be the “Exercise Date,” provided that, if such exercise represents the full exercise of the outstanding balance of the Warrant, the Holder of this Warrant shall tender this Warrant to the Company within five (5) Trading Days thereafter. The Notice of Exercise shall be executed by the Holder of this Warrant and shall indicate (i) the number of shares then being purchased pursuant to such exercise and (ii) if applicable (as provided below), whether the exercise is a cashless exercise.

For purposes of this Warrant, the term “Trading Day” means any day during which the principal market on which the Common Stock is traded (the “Principal Market”) shall be open for business.

(b) Notwithstanding any other provision contained herein or in any other Transaction Document (as defined in the Purchase Agreement) to the contrary, at any time prior to the Expiration Date, the Holder may elect a “cashless” exercise of this Warrant for any Warrant Shares whereby the Holder shall be entitled to receive a number of shares of Common Stock equal to (x) the excess of the Current Market Value (as defined below) over the aggregate Exercise Price of the portion of the Warrant then being exercised, divided by (y) the Adjusted Price of the Common Stock (as defined below).

For the purposes of this Warrant, the following terms shall have the following meanings:

“Adjusted Price of the Common Stock” shall mean the Exercise Price, as such Exercise Price may be adjusted pursuant to the terms of this Warrant.

F:\ClearSkies\Financing 2011\Revised Documents\Warrant - CSKH (3 30 11) (3).docx

“Current Market Value” shall mean an amount equal to the Market Price of the Common Stock, multiplied by the number of shares of Common Stock specified in the applicable Notice of Exercise.

“Closing Price” means the 4:00 P.M. last sale price of the Common Stock on the Principal Market on the relevant Trading Day(s), as reported by Bloomberg LP (or if that service is not then reporting the relevant information regarding the Common Stock, a comparable reporting service of national reputation selected by the Holder and reasonably acceptable to the Company) (“Bloomberg”) for the relevant date.

“Exercise Price” shall mean a price equal to seventy percent (70%) of the average of the closing bid price for the three (3) Trading Days with the lowest closing bid price as reported by Bloomberg during the twenty (20) Trading Days immediately prior to the Exercise Date per share of Common Stock.

“Market Price of the Common Stock” shall mean the higher of: (i) the Closing Price of the Common Stock on the fifth Trading Day preceding the Issue Date; or (ii) the VWAP of the Common Stock for the Trading Day that is two (2) Trading Days prior to the Exercise Date.

“VWAP” shall mean the volume-weighted average price of the Common Stock on the Principal Market for a particular Trading Day or set of Trading Days, as the case may be, as reported by Bloomberg.

(c) If the Notice of Exercise form elects a “cash” exercise (or if the cashless exercise referred to in the immediately preceding subsection (b) is not available in accordance with the terms hereof), the Exercise Price per share of Common Stock for the shares then being exercised shall be payable, at the election of the Holder, in cash or by certified or official bank check or by wire transfer in accordance with instructions provided by the Company at the request of the Holder.

(d) Upon the appropriate payment to the Company, if any, of the Exercise Price for the shares of Common Stock purchased, together with the surrender of this Warrant (if required), the Company shall immediately deliver the applicable Warrant Shares electronically via Deposit/Withdrawal at Custodian (“DWAC”) to the account designated by the Holder on the Notice of Exercise.  If for any reason the Company is not able to deliver the Warrant Shares via DWAC, notwithstanding its best efforts to do so, the Company shall deliver certificates representing the Warrant Shares to the Holder as provided in the Notice of Exercise (the certificates delivered in such manner, the “Warrant Share Certificates”) within three (3) Trading Days (such third Trading Day, a “Delivery Date”) of (i) with respect to a “cashless exercise,” the Exercise Date as the case may be, or, (ii) with respect to a “cash” exercise, the later of the Exercise Date or the date the payment of the Exercise Price for the relevant Warrant Shares is received by the Company. The Holder recognizes that shares not freely tradable may not be transmitted via the DWAC system.

(e) The Company understands that a delay in the electronic delivery of Warrant Shares or the delivery of the Warrant Share Certificates, as the case may be, beyond the Delivery Date (assuming electronic delivery is not available) could result in economic loss to the Holder. As compensation to the Holder for such loss, the Company agrees to pay late payment fees (as liquidated damages and not as a penalty) to the Holder for late delivery of Warrant Shares or Warrant Share Certificates, as applicable, in the amount of $100.00 per Trading Day after the Delivery Date for each $10,000.00 of the total Exercise Price of the Warrant Shares subject to the delivery default. The Company shall pay any payments incurred under this subsection in immediately available funds upon demand. Furthermore, in addition to any other remedies which may be available to the Holder, in the event that the Company fails for any reason to effect delivery of the Warrant Shares or the Warrant Share Certificates, as applicable, by the Delivery Date, the Holder may revoke all or part of the relevant Warrant exercise by delivery of a notice to such effect to the Company, whereupon the Company and the Holder shall each be restored to their respective positions immediately prior to the exercise of the relevant portion of this Warrant, except that the liquidated damages described above shall be payable through the date notice of revocation or rescission is given to the Company.

(f) The Holder shall be deemed to be the holder of the Warrant Shares issuable to it in accordance with the provisions of this Section 2.1 on the Exercise Date.

2.2

Ownership Limitation. Notwithstanding the provisions of this Warrant, if at any time after the date hereof, the Holder shall or would receive shares of Common Stock upon exercise of this Warrant, so that the Holder would, together with other shares of Common Stock held by it or its Affiliates (as defined in the Purchase Agreement), hold by virtue of such action or receipt of additional shares of Common Stock a number of shares exceeding 9.99% of the number of shares of the Company’s Common Stock outstanding on such date (the “9.99% Cap”), the Company shall not be obligated and shall not issue to the Holder shares of its Common Stock which would exceed the 9.99% Cap, but only until such time as the 9.99% Cap would no longer be exceeded by any such receipt of shares of Common Stock by the Holder. The foregoing limitations are enforceable, unconditional and non-waivable.

3.

Mutilation or Loss of Warrant. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) receipt of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver to the Holder a new Warrant of like tenor and date and any such lost, stolen, destroyed or mutilated Warrant shall thereupon become void.

4.

Rights of the Holder. The Holder shall not, by virtue of this Warrant alone, be entitled to any rights of a stockholder in the Company, either at law or in equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

5.

Protection Against Dilution and Other Adjustments.

5.1

Capital Adjustments.  If the Company shall at any time prior to the expiration of this Warrant subdivide the Common Stock, by split-up or stock split, or otherwise, or combine its Common Stock, or issue additional shares of its Common Stock as a dividend, the number of Warrant Shares issuable on the exercise of this Warrant shall forthwith be automatically increased proportionately in the case of a subdivision, split or stock dividend, or proportionately decreased in the case of a combination.  Appropriate adjustments shall also be made to the purchase price payable per Warrant Share,  Adjusted Price of the Common Stock (in the event of a cashless exercise), and other applicable amounts, but the aggregate purchase price payable for the total number of Warrant Shares purchasable under this Warrant (as adjusted) shall remain the same.  Any adjustment under this Section 5.1 shall become effective automatically at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

5.2

Reclassification, Reorganization and Consolidation.  In case of any reclassification, capital reorganization, or change in the capital stock of the Company (other than as a result of a subdivision, combination, or stock dividend provided for in Section 5.1 above), then the Company shall make appropriate provision so that the Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, or change by a holder of the same number of shares of Common Stock as were purchasable by the Holder immediately prior to such reclassification, reorganization, or change.  In any such case appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the purchase price per Warrant Share payable hereunder, provided the aggregate purchase price shall remain the same.

5.3

Subsequent Equity Sales. If the Company or any subsidiary thereof, as applicable, at any time while this Warrant is outstanding, shall sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition of) any Common Stock, preferred shares convertible into Common Stock, or debt, warrants, options or other instruments or securities which are convertible into or exercisable for shares of Common Stock (together herein referred to as “Equity Securities”), at an effective price per share less than the Exercise Price (such lower price, the “Base Share Price” and such issuance collectively, a “Dilutive Issuance”) (if the holder of the Common Stock or Equity Securities so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options, or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is less than the Exercise Price, such issuance shall be deemed to have occurred for less than the Exercise Price on such date of the Dilutive Issuance), then, the Exercise Price shall be reduced and only reduced to equal the Base Share Price. Such adjustment shall be made whenever such Common Stock or Equity Securities are issued. The Company shall notify the Holder, in writing, no later than the Trading Day following the issuance of any Common Stock or Equity Securities subject to this Section 5.3, indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price, or other pricing terms (such notice, the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 5.3, upon the occurrence of any Dilutive Issuance, after the date of such Dilutive Issuance the Holder is entitled to receive the Adjusted Warrant Shares at an Exercise Price equal to the Base Share Price regardless of whether the Holder accurately refers to the Base Share Price in the Notice of Exercise.

5.4

Notice of Adjustment. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of this Warrant, or in the Exercise Price, pursuant to the terms hereof, the Company shall promptly notify the Holder of such event and of the number of Warrant Shares or other securities or property thereafter purchasable upon exercise of this Warrant.

5.5

Exceptions to Adjustment.  Notwithstanding the provisions of Sections 5.3 and 5.4, no adjustment to the Exercise Price shall be effected as a result of an Excepted Issuance.  “Excepted Issuances” shall mean, collectively, (i) the Company’s issuance of securities in connection with strategic license agreements and other partnering arrangements so long as such issuances are not for the purpose of raising capital, and (ii) the Company’s issuance of Common Stock or the issuances or grants of options to purchase Common Stock to employees, directors, and consultants, pursuant to plans which are constituted on the date of the initial issuance of this Warrant.

6.

Certificate as to Adjustments. In each case of any adjustment or readjustment in the shares of Common Stock issuable on the exercise of this Warrant, the Company at its expense will promptly cause its Chief Financial Officer or other appropriate designee to compute such adjustment or readjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by the Company for any additional shares of Common Stock issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock outstanding or deemed to be outstanding, and (c) the Exercise Price and the number of shares of Common Stock to be received upon exercise of this Warrant, in effect immediately prior to such adjustment or readjustment and as adjusted or readjusted as provided in this Warrant. The Company will forthwith mail a copy of each such certificate to the Holder of the Warrant and any Warrant Agent of the Company (appointed pursuant to Section 8 hereof).

7.

Transfer to Comply with the Securities Act. This Warrant, and the Warrant Shares, have not yet been registered under the 1933 Act. Neither this Warrant nor any of the Warrant Shares or any other security issued or issuable upon exercise of this Warrant may be sold, transferred, pledged or hypothecated without (a) an effective registration statement under the 1933 Act relating to such security or (b) an opinion of counsel reasonably satisfactory to the Company that registration is not required under the Act. Until such time as registration has occurred under the 1933 Act, each certificate for this Warrant, the Warrant Shares and any other security issued or issuable upon exercise of this Warrant shall contain a legend, in form and substance satisfactory to counsel for the Company, setting forth the restrictions on transfer contained in this Section. Any such transfer shall be accompanied by a transferor assignment substantially in the form of Exhibit B (the “Transferor Assignment”), executed by the transferor and the transferee and submitted to the Company. Upon receipt of the duly executed Transferor Assignment, the Company shall register the transferee thereon as the new Holder on the books and records of the Company and such transferee shall be deemed a “registered holder” or “registered assign” for all purposes hereunder, and shall have all the rights of the Holder hereof.

8.

Warrant Agent. The Company may, by written notice to the Holder, appoint an agent (a “Warrant Agent”) for the purpose of issuing Common Stock on the exercise of this Warrant pursuant hereto, exchanging this Warrant pursuant hereto, and replacing this Warrant pursuant hereto, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such Warrant Agent.

9.

Transfer on the Company’s Books. Until this Warrant is transferred on the books of the Company, the Company may treat the registered holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

10.

Notices.  Any notice required or permitted hereunder shall be given in the manner provided in the subsection headed “Notices” in the Purchase Agreement, the terms of which are incorporated herein by reference.

11.

Supplements and Amendments; Whole Agreement.

This Warrant may be amended or supplemented only by an instrument in writing signed by the parties hereto. This Warrant, together with the Purchase Agreement and all other Transaction Documents (as defined in the Purchase Agreement), taken together, contain the full understanding of the parties hereto with respect to the subject matter hereof and thereof and there are no representations, warranties, agreements or understandings other than expressly contained herein and therein.

12.

Governing Law.  This Warrant shall be governed by, and construed in accordance with, the internal laws of the State of Utah, without reference to the choice of law provisions thereof. The Company and, by accepting this Warrant, the Holder, each irrevocably submits to the exclusive personal jurisdiction of the courts of the State of Utah located in Salt Lake County and any United States District Court for the District of Utah for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Warrant and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Warrant. The Company and, by accepting this Warrant, the Holder, each irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. The Company and, by accepting this Warrant, the Holder, each irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

13.

Remedies. The Company stipulates that the remedies at law of the Holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, without limiting any other remedies available to the Holder, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

14.

Counterparts. This Warrant may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. Signature delivered via facsimile or email shall be considered original signatures for purposes hereof.

15.

Descriptive Headings.  Descriptive headings of the sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by an officer thereunto duly authorized.

Dated: March 31, 2011

CLEAR SKIES SOLAR, INC.

By: _______________________________

___________________________________

(Print Name)

____________________________________

(Title)

[Signature page to Warrant]

EXHIBIT A

NOTICE OF EXERCISE OF WARRANT

TO:

CLEAR SKIES SOLAR, INC.

ATTN: _______________

VIA FAX TO: (    )______________

The undersigned hereby irrevocably elects to exercise the right, represented by the Warrant to Purchase Shares of Common Stock dated as of March 31, 2011 (the “Warrant”), to purchase                   shares of the Common Stock, $0.001 par value (“Common Stock”), of CLEAR SKIES SOLAR, INC., and tenders herewith payment in accordance with Section 2 of the Warrant, as follows:

_______

CASH: $__________________________ = (Exercise Price x number of shares of Common Stock issuable upon exercise (“Exercise Shares”))

_______

Payment is being made by:

_____

enclosed check

_____

wire transfer

_____

other

_______

CASHLESS EXERCISE:

Net number of Warrant Shares to be issued to Holder: ______*

* based on:

Current Market Value - (Exercise Price x Exercise Shares)

Adjusted Price of Common Stock

Where:

Market Price of Common Stock [“MP”]

=

$____________

Current Market Value [MP x Exercise Shares]

=

$____________

Exercise Price

=

$____________

Adjusted Price of Common Stock

=

$____________

Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Warrant.

It is the intention of the Holder to comply with the provisions of Section 2.2 of the Warrant regarding certain limits on the Holder’s right to exercise thereunder. The Holder believes this exercise complies with the provisions of such Section 2.2. Nonetheless, to the extent that, pursuant to the exercise effected hereby, the Holder would have more shares than permitted under Section 2.2, this notice should be amended and revised, ab initio, to refer to the exercise which would result in the issuance of the maximum number of shares permitted under such provision. Any exercise above such amount is hereby deemed void and revoked.

As contemplated by the Warrant, this Notice of Exercise is being sent by facsimile to the fax number and officer indicated above.

If this Notice of Exercise represents the full exercise of the outstanding balance of the Warrant, the Holder either (1) has previously surrendered the Warrant to the Company or (2) will surrender (or cause to be surrendered) the Warrant to the Company at the address indicated above by express courier within five (5) Trading Days after delivery or email or facsimile transmission of this Notice of Exercise.

The certificates representing the Warrant Shares should be transmitted by the Company to the Holder

_______ via express courier, or

_______ by electronic transfer

after receipt of this Notice of Exercise (by facsimile transmission or otherwise) to:

_____________________________________

_____________________________________

_____________________________________

Dated:

_____________________

___________________________

[Name of Holder]

By:________________________

EXHIBIT B

FORM OF TRANSFEROR ENDORSEMENT

(To be signed only on transfer of Warrant)

For value received, the undersigned hereby sells, assigns, and transfers unto the person(s) named below under the heading “Transferees” the right represented by the within Warrant to Purchase Shares of Common Stock to purchase the percentage and number of shares of Common Stock of CLEAR SKIES SOLAR, INC. to which the within Warrant to Purchase Shares of Common Stock relates specified under the headings “Percentage Transferred” and “Number Transferred,” respectively, opposite the name(s) of such person(s) and appoints each such person attorney to transfer the undersigned’s respective right on the books of CLEAR SKIES SOLAR, INC. with full power of substitution in the premises.

Transferees

Percentage Transferred

Number Transferred

Dated:___________, ______

______________________________

[Transferor Name must conform to the name of

      Holder as specified on face of Warrant]

By: ___________________________

Name: _________________________

Signed in the presence of:

_________________________

(Name)

ACCEPTED AND AGREED:

_________________________

[TRANSFEREE]

By: _______________________

Name: _____________________